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                                                                    EXHIBIT 10.6

[AOL LOGO]



Sao Paulo, August 7, 2002

Banco Itau S. A.
C/O MR. MILTON MONTEIRO,
Rua Boa Vista, 176
Sao Paulo, SP, Brasil


         REF.: AGREEMENT FROM MEETING OF WEDNESDAY, JULY 17, 2002

Dear Milton,

First of all, we wanted to thank you for taking the time to meet with us on Wednesday, as well as for providing us with a draft of the Itau/AOLA Marketing Plan 2002 (the "2002 Plan"), which we are presently reviewing. While I believe that we all agree that there is much work to be done, we look forward to continuing to work closely with Banco Itau ("Itau") to make our business partnership beneficial for both parties. It is our hope that the meeting on Wednesday will provide a solid base for those continued efforts.

We also wish to memorialize the agreement we were able to reach at Wednesday's meeting. Each of America Online Latin America and AOL Brasil Ltda. on the one hand (together "AOLA") and Itau on the other hand agrees that, for the purposes of the Strategic Interactive Services and Marketing Agreement between them dated June 12, 2000 (the "Agreement"), the second Anniversary Date" will occur on December 24, 2002 and all subsequent Anniversary Dates will be unchanged and shall continue to occur on December 10th of each year.

In consideration of the extension of the second Anniversary Date, AOLA and Itau each agree to meet and negotiate in good faith, during the period beginning on the date of this letter and ending on August 24, 2002, among other things, possible changes to certain measurements of performance under the Agreement and to Itau's marketing activities. Additionally, during such period, Itau shall not launch or otherwise engage in 2002 Plan.

AOLA and Itau each acknowledge that by this letter neither is waiving any rights or remedies now or hereafter available to them under the Agreement. This letter shall not amend or otherwise modify the Agreement in any way other than to change the meaning of the term "second Anniversary Date." This letter is not intended to constitute approval or disapproval of anything other than the change in the "second Anniversary Date" described above.



 Av. Marginal do Rio Pinheiros, 5200-Ed. Philadelphia- Bloco B-1(0) e2(0)andares
                          CEP 05693-000 Sao Paulo - SP
                       Tel: 11-3759-7531 Fax: 11-3759-7477


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Thank you again for meeting with us on Wednesday. If you agree with the foregoing, please so indicate on behalf of Itau by signing in the space provided below and returning a signed copy of this letter to us.

Yours Faithfully,



/s/ Carlos Trostli                            /s/ Charles M. Herington
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AOL Brasil Ltda.                              America Online Latin America, Inc.

Carlos D. Trostli                             Charles Herington







Acknowledged and Agreed:


/s/ Milton Monteiro                            8/8/2002
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Banco Itau S.A.                                      Date
Milton Monteiro


 Av. Marginal do Rio Pinheiros, 5200-Ed. Philadelphia-Bloco B- 1(0) e2(0)andares
                          CEP 05693-000 Sao Paulo - SP
                       Tel: 11-3759-7531 Fax: 11-3759-7477